                                                                   EXHIBIT 3.100

                                    LC3 CORP.

                                     BY-LAWS

                                     BY-LAWS

                                       OF

                                    L3C CORP.

                                    ARTICLE I

                                     OFFICES

                  SECTION 1. Registered Office. The registered office of L3C
Corp. (the "Corporation") in the State of Delaware shall be at such place in the
State of Delaware as shall be designated by the Board of Directors (hereinafter called the "Board").

                  SECTION 2. Principal Office. The principal office for the
transaction of the business of the Corporation shall be at such location, within or without the State of Delaware, as shall be designated by the Board.

                  SECTION 3. Other Offices. The Corporation may also have
offices at other places, either within or without the State of Delaware, as the
Board of Directors may from time to time determine or as the business of the
Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

                  SECTION 1. Annual Meetings. The annual meeting of the
stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such time, date and place as shall be designated in the notice thereof.

                  SECTION 2. Special Meetings. Special meetings of the
stockholders, for any purpose or purposes (unless otherwise prescribed by law), may be called at any time by the Chief Executive Officer and shall be called, at the request of a majority of the directors, by the Secretary.

                  SECTION 3. Notice of Meetings and Adjournments of Meetings;
Waivers of Notice. Except as otherwise expressly required by law, notice of each meeting of the stockholders shall be given not less than 10 or more than 60 calendar days before the date of the meeting to each stockholder entitled to vote at such meeting by mailing such notice first class, postage prepaid, directed to each stockholder at the address of such stockholder as it appears on the records of the Corporation.

                  Every such notice shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Except as provided in the immediately succeeding sentence or as otherwise expressly required by law, notice of any adjourned meeting of the stockholders need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken (whether or not a quorum is present). If the adjournment is for more than 30 calendar days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder entitled to vote at such adjourned meeting.

                  A written waiver of notice, signed by a stockholder entitled to notice, whether signed before, at or after the time set for a given meeting, shall be deemed to satisfy the notice requirements set forth in the preceding paragraph for such stockholder with respect to such meeting. Attendance of a stockholder in person or by proxy at a stockholders' meeting shall constitute the equivalent of a written waiver of notice by such stockholder for such meeting, except when such stockholder attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

                  Whenever notice is required to be given to any stockholder to whom notice of two consecutive annual meetings, and all notices of meetings or of the taking of action by written consent without a meeting to such person during the period between such two, payments (if sent by first class mail) of dividends or interest on securities during a twelve month period, have been mailed addressed to such person at his address as shown on the records of the corporation and have been returned undeliverable, the giving of such notice to such person shall not be required. Any action or meeting which shall have been taken or held without notice had been taken or held without notice to such person shall the same force and effect as if such notice had been duly given. If any such person shall deliver to the corporation, a written notice setting forth his then current address, the requirement that notice be given to such person shall be reinstated.

                  No notice need be given to any person with whom communication is unlawful, nor shall there be any duty to apply for any permit or license to give notice to any such person.

                  SECTION 4. List of Stockholders. It shall be the duty of the
Secretary or other officer of the Corporation who shall have charge of its stock ledger to prepare and make, at least 10 calendar days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.
Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least
10 calendar days prior to the meeting either at a place specified in the notice of the meeting within the city where the meeting is to be held, or, if not so specified, at the place where the meeting is to be held. Such list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

                  SECTION 5. Quorum. At each meeting of the stockholders, except as expressly

required by law, stockholders holding a majority of the shares of stock of the
Corporation issued, outstanding and entitled to be voted at the meeting shall be present in person or by proxy in order to constitute a quorum for the transaction of business, except that as to any action required to be taken by stockholders voting separately as a class or classes a majority of the shares entitled to vote separately as one class shall constitute a quorum of that class and may act separately whether or not a quorum of another class or classes be present. In the absence of a quorum at any such meeting or any adjournment or adjournments thereof, a majority in voting interest of those present in person or by proxy and entitled to vote thereat, or, in the absence therefrom of all the stockholders, any officer entitled to preside at, or to act as secretary of, such meeting may adjourn such meeting from time to time until stockholders holding the amount of stock requisite for a quorum shall be present in person or by proxy. At any such adjourned meeting at which a quorum may be present, any business may be transacted that might have been transacted at the meeting as originally called.

                  SECTION 6. Organization. At each meeting of the stockholders, one of the following shall act as chairman of the meeting and preside thereat, in the following order of precedence:

                  (a) the Chairman of the Board; or

                  (b) if the Chairman of the Board shall be absent from such meeting, any other officer or director of the Corporation designated by the Board to act as chairman of such meeting and to preside thereat.

The Secretary or, if the Secretary shall be absent from such meeting, the person
(who shall be an Assistant Secretary, if an Assistant Secretary shall be present thereat) whom the chairman of such meeting shall appoint, shall act as secretary of such meeting and keep the minutes thereof.

                  SECTION 7. Order of Business. The order of business at each meeting of the stockholders shall be determined by the chairman of such meeting, but such order of business may be changed by a majority in voting interest of those present or by proxy at such meeting and entitled to vote thereat.

                  SECTION 8. Voting. Unless otherwise provided in the
Certificate of Incorporation, by law or by these By-Laws, each holder of voting stock of the Corporation shall, at each meeting of the stockholders, be entitled to one vote in person or by proxy for each share of stock of the Corporation held by him or her and registered in his or her name on the books of the
Corporation

                  (a) on the date fixed pursuant to the provisions of Section 4 of Article VIII of these By-Laws as the record date for the determination of stockholders who shall be entitled to receive notice of and to vote at such meeting; or

                  (b) if no record date shall have been so fixed, then at the close of business on the day next preceding the day on which notice of the meeting shall be given or, if

                  notice shall be waived, at the close of business on the day next preceding the day on which the meeting shall be held.

                  Any such voting rights may be exercised by the stockholder entitled thereto in person or by his proxy appointed by an instrument in writing, subscribed by such stockholder or by his attorney thereunto authorized and delivered to the secretary of the meeting; provided, however, that no proxy shall be voted or acted upon after three years from its date unless said proxy shall provide for a longer period.

                  Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes. Any vote of stock of the Corporation may be given at any meeting of the stockholders by the stockholders entitled to vote thereon either in person or by proxy appointed by an instrument in writing delivered to the Secretary or an Assistant Secretary of the Corporation or the secretary of the meeting. The attendance at any meeting of a stockholder who may previously have given a proxy shall not have the effect of revoking the same unless he shall in writing so notify the secretary of the meeting prior to the voting of the proxy. At all meetings of the stockholders, all matters, except as otherwise provided by law or in the
Certificate of Incorporation or these By-Laws, shall be decided by the vote of a majority of the votes cast by stockholders present in person or by proxy and entitled to vote thereat. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Except as otherwise expressly required by law, the vote at any meeting of the stockholders on any question need not be by ballot, unless so directed by the chairman of the meeting. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by his proxy, if there be such proxy, and shall state the number of shares voted. Persons holding stock of the
Corporation in a fiduciary capacity shall be entitled to vote such stock.
Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the corporation he shall have expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent such stock and vote thereon. Stock having voting power standing of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or with respect to which two or more persons have the same fiduciary relationship, shall be voted in accordance with the provisions of the Delaware
General Corporation Law.

                  SECTION 9. Action by Written Consent. Except as otherwise
provided by law or by the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of all of the outstanding stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of stock of the Corporation entitled to vote thereon were present and voted, provided that prompt notice (in the manner provided in Section 3 of this Article II) of the taking of the action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                  SECTION 10. Stockholder Proposals. (a) Annual Meetings. (i)
Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders shall be made at an annual meeting of stockholders (A) pursuant to the Corporation's notice of such meeting, (B) by or at the direction of the Board of Directors or (C) by any stockholder of the Corporation who was a stockholder of record at the time of giving notice provided for in this Section 10, who is entitled to vote at such meeting and who complies with the notice procedures set forth in this Section
10.

                  (ii) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of subparagraph
(a)(i) of this Section 10, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice must be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the
60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting, provided that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of (x) the 60th day prior to such annual meeting and (y) the close of business on the 10th day following the date on which public announcement of the date of such meeting is first made by the Corporation. Such stockholder's notice shall set forth (A) as to each person whom the stockholder proposes to nominate for election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the
Securities Exchange Act of 1934, as amended (the "Exchange Act"), including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected, (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made, (1) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (2) the class and number of shares of the Corporation that are beneficially owned and held of record by such stockholder and such beneficial owner.

                  (iii) Notwithstanding anything in the second sentence of
subparagraph (a)(ii) of this Section 10 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased board of directors at least 70 days prior to the first anniversary of the preceding year's annual meeting (or, if the annual meeting is held more than 30 days before or more than 60 days after such anniversary date, at least 70 days prior to such annual meeting), a stockholder's notice required by this Section 10 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation at the principal executive office of the Corporation not later than the close of business on the 10th day following the date on which such public announcement is first made by the Corporation.

                  (b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of such meeting.
Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of such meeting (i) by or at the direction of the board of directors or (ii) provided that the board of directors has determined that directors shall be elected at such meting, by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice of the special meeting, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 10. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation's notice of meeting, if the stockholder's notice required by subparagraph (a)(ii) of this Section 10 shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of (x) the 60th day prior to such special meeting and (y) the close of business on the 10th day following the date on which public announcement of the date of such special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting is first made by the
Corporation.

                  (c) General. (i) Only such persons whoa re nominated in
accordance with the procedures set forth in this Section 10 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 10. Except as otherwise provided by law or these By-Laws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 10, and if any proposed nomination or business is not in compliance with this Section 10, to declare that such defective proposal or nomination shall be disregarded.

                  (ii) Notwithstanding the foregoing provisions of this Section
10, a stockholder shall also comply with all applicable requirements of the
Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section 10 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the
Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

                                   ARTICLE III

                               BOARD OF DIRECTORS

                  SECTION 1. General Powers. The property business and affairs of the Corporation shall be managed by or under the direction of the Board of
Directors which may exercise all of the powers of the Corporation, except such powers as are, by the Certificate of Incorporation, by these By-laws or by law, conferred upon or reserved to the stockholders.

                  SECTION 2. Number and Term of Office. The Board shall consist of one or more members increased or decreased from time to time thereafter by resolution adopted by a majority of the whole Board. Each of the directors of the Corporation shall hold office until the annual meeting of the stockholders held next after his or her election at which his or her term expires and until his or her successor is elected and qualified or until his or her earlier death or until his or her earlier resignation or removal in the manner hereinafter provided.

                  SECTION 3. Election. At each meeting of the stockholders for the election of directors at which a quorum is present, the person or persons receiving a plurality of the votes cast at such meeting shall be elected.

                  SECTION 4. Resignation, Removal and Vacancies. Any director of the Corporation may resign at any time by giving written notice of his or her resignation to the Chairman of the Board, the Chief Executive Officer or the
Secretary of the Corporation. Any such resignation shall take effect after the giving of such notice at the time specified therein, or, if the time when it shall become effective shall not be specified therein, when accepted by action of the Board. Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective.

                  A director may be removed, either with or without cause, at any time by the written action of holders of not less than a majority in voting interest of the stockholders or by the vote of stockholders at a meeting of stockholders of the Corporation duly held.

                  Any vacancy occurring on the Board for any reason may be
filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director. The director elected to fill such vacancy shall hold office until his successor shall have been elected and shall qualify or until he shall resign or shall have been removed. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office.

                  SECTION 5. Meetings. (a) Annual Meetings. As soon as
practicable after each annual election of directors, the Board shall meet for the purpose of organization and the transaction of other business.

                  (b) Regular Meetings. Regular meetings of the Board shall be held at such times and places as the Board shall from time to time by resolution determine. If any day fixed for a

meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting shall be held at the same hour and place on the next succeeding business day which is not a legal holiday. Except as provided by law, notice of regular meetings need not be given.

                  (c) Special Meetings. Special meetings of the Board shall be held whenever called by the Chairman of the Board, the Chief Executive Officer
or a majority of the directors then in office. Any and all business may be transacted at a special meeting that may be transacted at a regular meeting of the Board.

                  (d) Place of Meeting. The Board may hold its meetings at such place or places within or without the State of Delaware as the Board may from time to time by resolution determine or as shall be designated in the respective notices or waivers of notice thereof.

                  (e) Notice of Meetings. Notices of regular meetings of the
Board or of any adjourned meeting need not be given.

                  Notices of special meetings of the Board, or of any meeting of any committee of the Board that has not been fixed in advance as to time and place by such committee, shall be mailed by the Secretary or an Assistant
Secretary to each director or member of such committee, addressed to him at his residence or usual place of business, so as to be received at least two calendar days before the day on which such meeting is to be held, or shall be sent to him by telegraph, cable or other form of recorded communication or be delivered personally or by telephone not later than one calendar day before the day on which such meeting is to be held. Such notice shall include the time and place of such meeting. However, notice of any such meeting need not be given to any director or member of any committee if such notice is waived by him in writing or by telegraph, cable or other form of recorded communication, whether before, at or after the time at which such meeting is held, or if he or she shall be present at such meeting.

                  (f) Quorum and Action. Except as otherwise provided in these
By-Laws or by law, a majority of the authorized number of directors shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting. In each case the vote of a majority of those directors present at any such meeting at which a quorum is present shall be necessary for the passage of any resolution or any act of the
Board, except as otherwise expressly required by law, the Certificate of
Incorporation or these By-Laws. Notice of any adjourned meeting need not be given. The directors shall act only as a Board, and the individual directors shall have no power as such.

                  (g) Action by Communication Equipment. The directors, or the members of any committee of the Board, may participate in a meeting of the
Board, or of such committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

                  (h) Action by Consent. Any action required or permitted to be taken at any

meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing and such writing is filed with the minutes of the proceedings of the Board or such committee. Such action by written consent shall have the same force and effect as the unanimous vote of such directors.

                  (i) Organization. At each meeting of the Board, one of the following shall act as chairman of the meeting and preside thereat, in the following order of precedence: (a) the Chairman of the Board; or (b) any director chosen by a majority of the directors present thereat. The Secretary or, in case of his or her absence, any person (who shall be an Assistant
Secretary, if an Assistant Secretary shall be present thereat) whom the chairman of the meeting shall appoint, shall act as secretary of such meeting and keep the minutes thereof.

                  SECTION 6. Compensation. Directors, as such, shall not receive any stated salary for their services, but by resolution of the Board may receive a fixed sum and expenses incurred in performing the functions of director and member of any committee of the Board. Nothing herein contained shall be construed so as to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                                   ARTICLE IV

                                   COMMITTEES

                  (a) The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each such committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of
Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the
Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each committee shall keep minutes of its proceedings and shall report such minutes to the Board when required. All such proceedings shall be subject to revision or alteration by the Board; provided, however, that third parties shall not be prejudiced by such revision or alteration.

                  (b) Unless the Board otherwise provides, each committee
designated by the Board may make, alter and repeal rules for conducting its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board conducts its business pursuant to these Bylaws.

                                    ARTICLE V

                                    OFFICERS

                  SECTION 1. Election, Appointment and Term of Office. The
officers of the Corporation shall include a Chairman of the Board (which office shall be held by the Chief Executive Officer if no separate election of the
Chairman of the Board has occurred), a Chief Executive Officer, a Chief
Financial Officer, a President, a Secretary and a Treasurer. The Corporation may
also have at the discretion of the Board such Vice Presidents, Assistant
Treasurers, Assistant Secretaries and other officers as the Board may deem appropriate. Officers shall be elected or appointed as required from time to time by the Board and each such officer shall hold office until his or her successor is elected or until his or her earlier death or until his or her earlier resignation or removal in the manner hereinafter provided. Each such officer shall have such authority and shall perform such duties as may be provided herein or as the Board or any Committee appointed by the Board may prescribe. Officers need not be stockholders of the Corporation or citizens or residents of the United States of America.

                  SECTION 2. Resignation, Removal and Vacancies. Any officer may resign at any time by giving written notice to the Chief Executive Officer or the Secretary of the Corporation, and such resignation shall take effect after the giving of such notice at the time specified therein or, if the time when it shall become effective shall not be specified therein, when accepted by action of the Board. Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective.

                  All officers and agents elected or appointed by the Board
shall be subject to removal at any time by the Board, with or without cause.

                  A vacancy in any office may be filled for the unexpired
portion of the term by the Board.

                                   ARTICLE VI

                           CONTRACTS, CHECKS, DRAFTS,
                          BANK ACCOUNTS, PROXIES, ETC.

                  SECTION 1. Execution of Documents. The Chief Executive Officer
or any other officer, employee or agent of the Corporation designated by the
Board, or designated in accordance with corporate policy as approved by the
Board, shall have power to execute and deliver deeds, leases, contracts, mortgages, bonds, debentures, checks, drafts and other orders for the payment of money and other documents for and in the name of the Corporation, and such power may be delegated (including power to redelegate) by written instrument to other officers, employees or agents of the Corporation.

                  SECTION 2. Deposits. All funds of the Corporation not
otherwise employed shall be deposited from time to time to the credit of the
Corporation or otherwise in accordance with corporate policy as approved by the
Board.

                  SECTION 3. Proxies in Respect of Stock or Other Securities of
Other Corporations. The Chief Executive Officer or any other officer of the
Corporation designated by the Board shall have the authority (a) to exercise or appoint from time to time an agent or agents of the Corporation to exercise in the name and on behalf of the Corporation the powers and rights which the
Corporation may have as the holder of stock or other securities in any other corporation, (b) to vote or consent in respect of such stock or securities and
(c) to execute or cause to be executed in the name and on behalf of the
Corporation and under its corporate seal, or otherwise, such written proxies, powers of attorney or other instruments as he or she may deem necessary or proper in order that the Corporation may exercise such powers and rights. The
Chief Executive Officer or any such designated officer may instruct any person or persons appointed as aforesaid as to the manner of exercising such powers and rights.

                  SECTION 4. General and Special Bank Accounts. The Board from time to time may authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the Board may select or as may be selected by an officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the corporation to whom such power shall have been delegated by the Board. The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these Bylaws, as it may deem expedient.

                  SECTION 5. Accounting Policy. The Corporation shall maintain accounting records, accounts and related financial statements in accordance with
United States generally accepted accounting principles applied on a consistent basis.

                  SECTION 6. Dividends. Dividends upon the capital stock of the
Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares of the capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of
Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for preparing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

                                   ARTICLE VII

                                BOOKS AND RECORDS

                  Subject to applicable law, the books and records of the
Corporation may be kept at such places within or without the State of Delaware as the Board may from time to time determine.

                                  ARTICLE VIII

                  SHARES AND THEIR TRANSFER; FIXING RECORD DATE

                  SECTION 1. Stock Certificates. Every owner of stock of the
Corporation shall be entitled to have a certificate certifying the number of shares owned by him or her in the Corporation and designating the class of stock to which such shares belong, which shall otherwise be in such form not inconsistent with the Certificate of Incorporation as the Board shall prescribe.
Each such certificate shall be signed by, or in the name of the Corporation by, the Chairman of the Board, the Chief Executive Officer, the President or a Vice
President and by the Treasurer, an Assistant Treasurer, the Secretary or an
Assistant Secretary of the Corporation. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall thereafter have ceased to be such officer before such certificate is issued, it may nevertheless be issued by the Corporation with the same effect as if he or she were such officer at the date of issue.

                  SECTION 2. Record; Restrictions on Transfer. A record shall be kept of the name of the person, firm or corporation owning the stock represented by each certificate for stock of the Corporation issued, the number of shares represented by each such certificate and the date thereof, and, in the case of cancellation, the date of cancellation. Except as otherwise expressly required by law, the person in whose name shares of stock stand on the books of the
Corporation shall be deemed the owner thereof for all purposes as regards the
Corporation.

                  SECTION 3. Lost, Stolen, Destroyed or Mutilated Certificates.
The holder of any stock of the Corporation shall promptly notify the Corporation of any loss, theft, destruction or mutilation of the certificate therefor. The
Corporation may issue a new certificate for stock in the place of any certificate theretofore issued by it and alleged to have been lost, stolen, destroyed or mutilated, and the Board or the Chief Executive Officer or the
Secretary may, in its or his or her discretion, require the owner of the lost, stolen, mutilated or destroyed certificate or his or her legal representatives to give the Corporation a bond in such sum, limited or unlimited, in such form and with such surety or sureties as the Board or the Chief Executive Officer or the Secretary shall in its or his or her discretion determine, to indemnify the
Corporation against any claim that may be made against it on account of the alleged loss, theft, mutilation or destruction of any such certificate or the issuance of any such new certificate.

                  SECTION 4. Fixing Date for Determination of Stockholders of
Record. (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the
Board, and which shall not be more than 60 nor less than 10 calendar days before the date of such meeting. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice of such meeting is given, or, if no notice is given, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting;
provided, however, that the Board, in its discretion, may fix a new record date for the adjourned meeting if it so elects to do so.

                  (b) In order that the Corporation may determine the
stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the
Board and which date shall not be more than 10 calendar days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date has been fixed by the Board, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is otherwise required, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of the meetings of stockholders are recorded. Delivery made to the registered office of the Corporation shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board and prior action by the Board is required, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the
Board adopts the resolution taking such prior action.

                  (c) Subject to the provisions of the Certificate of
Incorporation, in order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 calendar days prior to such action. Subject to the provisions of the Certificate of Incorporation, if no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

                                   ARTICLE IX

                                      SEAL

                  The Board shall provide a corporate seal, which shall be in the form of a circle and shall bear the full name of the Corporation, the words
"Corporate Seal Delaware" and figures showing that the Corporation was incorporated in the State of its Delaware and showing the year of incorporation.

                                    ARTICLE X

                                   FISCAL YEAR

                  The fiscal year of the Corporation shall end on December 31 each year, or on such other date as the Board of Directors shall determine.

                                   ARTICLE XI

                                 INDEMNIFICATION

                  SECTION 1. Indemnification of Directors and Officers. (a) (i)
The Corporation shall indemnify, to the full extent and under the circumstances permitted by the General Corporation Law of the State of Delaware in effect from time to time, any past, present or future director or officer of the Corporation or any subsidiary of the Corporation (collectively, for purposes of this Article
XI, "persons"), made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation or a subsidiary of the Corporation, or is or was an employee or agent of the Corporation, or is or was serving at the specific request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges, expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person or on such person's behalf in connection with such action, suit or proceeding and any appeal therefrom, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the
Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such conduct was unlawful.

                  (ii) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation or a subsidiary thereof, or is or was serving at the specific request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by such person or on such person's behalf in connection with the defense or settlement of such action or suit and any appeal therefrom, if such person acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the Corporation except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the
Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the

circumstances of the case, such person is fairly and reasonably entitled to indemnity for such costs, charges and expenses which the Court of Chancery or such other court shall deem proper.

                  (b) The Corporation may indemnify any other individual or
entity made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such individual or entity is or was a director or officer of the Corporation or a subsidiary of the Corporation, or is or was an employee or agent of the Corporation, or is or was serving at the specific request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges, expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such individual or entity or on such individual or entity's behalf in connection with such action, suit or proceeding and any appeal therefrom, provided that the applicable standards set forth in paragraph (a) are satisfied.

                  (c) To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraph (a) of this Article XI, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

                  (d) Any indemnification under paragraph (a) of this Article XI
(unless ordered by a court), with respect to a person who is a director or officer of the Corporation at the time of the determination, shall be paid by the Corporation only after a determination has been made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders that indemnification of such person is proper in the circumstances of the specific case because such person has met the applicable standard of conduct set forth in paragraph (a) of this Article XI.

                  (e) Expenses incurred by an officer, director, employee or agent in defending or testifying in a civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Corporation against such expenses as authorized by this Article. Such expenses (including attorneys' fees) incurred by a former director or officer or other employee or agent may be paid upon such terms and conditions, if any, as the Corporation deems appropriate.

                  (f) The indemnification permitted by this Article shall not be deemed exclusive of any other rights to which any person may be entitled under any agreement, vote of stockholders

or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding an office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

                  (g) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the
Corporation would have the power to indemnify such person against such liability under the provisions of this Article or otherwise.

                  SECTION 2. Survival. Neither amendment nor repeal of this
Article XI nor the adoption of any provision of the By-Laws of the Corporation inconsistent with this Article XI shall eliminate or reduce the effect of this
Article XI in respect of any matter existing or occurring at the time of or prior to such amendment, repeal or adoption of an inconsistent provision or adversely affect any right or protection of any indemnitee or potential indemnitee.

                                   ARTICLE XII

                                   AMENDMENTS

                  These By-Laws may be rescinded, altered, amended or repealed
(subject to the restrictions, if any, contained herein) and new By-Laws may be made by the Board at any regular or special meeting thereof or by consent in accordance with the provisions of Section 5(h) of Article III of these By-Laws, subject to the power of the holders of a majority of the outstanding stock of the Corporation entitled to vote in respect thereof, by their vote given at an annual meeting or at any special meeting, to amend or repeal any By-law.

                                  ARTICLE XIII

                                  MISCELLANEOUS

                  SECTION 1. Interested directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction so long as (i) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee,

and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or
(ii) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the disinterested stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

                  SECTION 2. Ratification. Any transaction questioned in any stockholders' derivative suit on the grounds of lack of authority, defective or irregular execution, adverse interest of director, officer or stockholder, nondisclosure, miscomputation or the application of improper principles or practices of accounting, may be ratified before or after judgment, by the Board of Directors or by the stockholders in case less than a quorum of directors are qualified, and, if so ratified, shall have the same force and effect as if the questioned transaction had been originally duly authorized, and said ratification shall be binding upon the Corporation and its stockholders, and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.